Exhibit 4.6(e)

OMNIBUS AMENDMENT NO. 3 TO
TRANSFER AND SERVICING AGREEMENT
AND
SUPPLEMENTAL INDENTURE NO. 5 TO MASTER INDENTURE
OMNIBUS AMENDMENT NO. 3 TO TRANSFER AND SERVICING AGREEMENT AND SUPPLEMENTAL INDENTURE NO. 5 TO MASTER INDENTURE (this “Amendment and Supplemental Indenture”), dated as of February 6, 2023, is by and among USCC MASTER NOTE TRUST, a Delaware statutory trust (together with its permitted successors and assigns, the “Issuer”), USCC SERVICES, LLC, a Delaware limited liability company, as servicer (in such capacity, the “Servicer”), USCC RECEIVABLES FUNDING LLC, a Delaware limited liability company (the “Transferor”), ROYAL BANK OF CANADA, as the Administrative Agent (the “Administrative Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as successor to U.S. Bank National Association, as indenture trustee (herein, together with its successors in the trusts under the Indenture, the “Indenture Trustee”) and as paying agent (herein, together with its successors and assigns, the “Paying Agent”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“USBNA”), as account bank (herein, together with its successors and assigns, the “Account Bank”) and as securities intermediary (herein, together with its successors and assigns, the “Securities Intermediary”), and the Managing Agents parties hereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Indenture (as defined below).
WHEREAS, the Issuer, the Servicer and the Indenture Trustee, have entered into that certain Master Indenture, dated as of December 20, 2017, as agreed to and accepted (with respect to Section 6.7(c) thereof) by USCC (the “Master Indenture”), as amended by Supplemental Indenture No. 1, dated as of November 30, 2018 (“Supplement No. 1”), and as amended by Omnibus Amendment No. 1 to Master Indenture, Series 2017-VFN Indenture Supplement and Transfer and Servicing Agreement, dated as of September 30, 2019 (“Omnibus Amendment No. 1”), and as further amended by Supplemental Indenture No. 2, dated as of October 23, 2020 (“Supplement No. 2”), and as supplemented by the Amended and Restated Series 2017-VFN Indenture Supplement, dated as of October 23, 2020 (the “Series Supplement”), among the Issuer, the Servicer and the Indenture Trustee, and as amended by Supplemental Indenture No. 3, dated as of July 21, 2021 (“Supplement No. 3”), and as amended by Omnibus Amendment No. 2 to Amended and Restated Series 2017-VFN Indenture Supplement, Amended and Restated Note Purchase Agreement and Transfer and Servicing Agreement and Supplement Indenture No. 4 to Master Indenture, dated as of March 10, 2022 (“Supplement No. 4” and the Master Indenture, together with the Series Supplement, Supplement No. 1, Omnibus Amendment No. 1, Supplement No. 2, Supplement No. 3 and Supplement No. 4, as may further be amended and/or supplemented from time to time, the “Indenture”);
WHEREAS, pursuant to Section 10.2 of the Master Indenture, the Issuer and the Indenture Trustee are authorized to amend and enter into supplemental indentures to the Indenture from time to time with the consent of the Holders of more than 50% of the Outstanding Amount of the Notes of each adversely affected Series or Class, as applicable, of Notes Outstanding, by an Act, made in the manner set forth in Section 12.3 of the Master Indenture, of such Holders delivered to the Issuer, the Servicer and the Indenture Trustee (the “Requisite Amendment Consent”) as more fully set forth in Section 10.2 of the Master Indenture, and no such adversely affected Series or Class is rated by a Rating Agency;
WHEREAS, the Issuer has requested that (i) USBNA join the Master Indenture as Account Bank and Securities Intermediary and (ii) certain terms included in the Indenture be amended as described herein;
WHEREAS, the Issuer has delivered to the Indenture Trustee an Issuer Order, dated as of the date hereof (the “Related Issuer Order”), authorizing such amendment, as required by Section 10.2 of the Master Indenture;
WHEREAS, the Issuer has delivered to the Indenture Trustee (with the consent of all Noteholders (the “Requisite Certificate Consent” and, together with the Requisite Amendment Consent, the “Requisite Consent”)) an Officer’s Certificate of the Administrator, upon which the Indenture Trustee may conclusively rely, stating that this Amendment and Supplemental Indenture is permitted by the Indenture and the other Transaction Documents, as applicable, and that all conditions precedent to this Amendment and Supplemental Indenture have been satisfied or waived, as required by Section 10.3 of the Master Indenture;
WHEREAS, the Issuer has solicited the Requisite Consent from the Noteholders;
WHEREAS, the undersigned Holders are the only Holders of Notes currently Outstanding under the Indenture, which Notes were issued pursuant to the Indenture;
WHEREAS, the Transferor, the Servicer, as servicer and custodian, and the Issuer entered into that certain Transfer and Servicing Agreement, dated as of December 20, 2017 (as amended, supplemented or otherwise modified from time to time, the “Transfer and Servicing Agreement”);
WHEREAS, the Transferor, the Servicer, the Issuer and the Indenture Trustee, with the consent of the undersigned Holders, have agreed to amend the Transfer and Servicing Agreement on the terms and conditions set forth herein; and
WHEREAS, the parties hereto have agreed to amend the Indenture and the Transfer and Servicing Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Amendments to the Indenture. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Master Indenture is hereby amended as follows:
1.1.    Clause (g) of the Granting Clause of the Master Indenture is hereby amended and restated in its entirety to read as follows: “all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property (including but not limited to the Trust Accounts), deposit accounts, certificates of deposit, letters of credit, and advices of credit belonging to the Issuer,”
1.2.    Clause (a) of the fifth sentence of Section 6.15 of the Master Indenture is hereby amended and restated in its entirety to read as follows: “such investment property shall at all times be credited to the applicable Trust Account”.
1.3    The Master Indenture is hereby amended by amending and restating the last three sentences of Section 6.15 in their entirety as follows:
        The parties hereto agree that U.S. Bank National Association shall serve as the Securities Intermediary. For so long as U.S. Bank National Association shall act as Securities Intermediary it shall be entitled to all of the same rights, protections, indemnities and immunities as the Indenture Trustee hereunder (but for the avoidance of doubt, not the obligations). It is understood and agreed that the Securities Intermediary shall not have any duty or obligation to determine compliance with this Section 6.15.
1.4.    The Master Indenture is hereby amended by adding a new Section 6.17 in proper numerical order thereto as follows:
SECTION 6.17 Representations and Covenants of the Account Bank. The Account Bank represents, warrants and covenants as of the date hereof that:
(a)    the Account Bank is a national banking association duly organized and validly existing under the federal laws of the United States of America;
(b)    the Account Bank possesses and shall continue to possess all requisite corporate power and authority to conduct its business and to execute, deliver and perform its obligations under this Indenture;
(c)    the execution and delivery of this Indenture by the Account Bank and its performance and compliance with the terms of this Indenture will not violate the Account Bank’s articles of association or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or to the best of its knowledge of its Responsible Officers result in the breach of, any material contract, agreement or other instrument to which the Account Bank is a party or which may be applicable to the Account Bank or any of its assets;
(d)    the Account Bank has the full power and authority to enter into and consummate the transactions contemplated by this Indenture, has duly authorized the execution, delivery and performance of this Indenture, and has duly executed and delivered this Indenture;
(e)    each of this Indenture and each other Transaction Document to which it is a party have been duly executed and delivered by the Account Bank and constitute its legal, valid and binding obligation in accordance with its terms except as may be limited by (i) insolvency, bankruptcy, reorganization, moratorium or other laws now or hereafter in effect relating to the enforcement of creditors’ rights generally, (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (iii) with respect to rights of indemnity hereunder, limitations of public policy under applicable securities laws or other laws;
(f)    the Account Bank is not in violation of, and the execution and delivery of this Indenture by the Account Bank and its performance and compliance with the terms of this Indenture will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction over the trust powers of the Account Bank, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Account Bank or might have consequences that would materially affect the performance of its duties hereunder or thereunder; and

(g)    to the best knowledge of its Responsible Officers, no consent, approval, authorization or order of, or registration of filing with, or notice to any federal governmental authority or agency having jurisdiction over the trust powers of the Account Bank, is required for the execution, delivery and performance by the Account Bank of this Indenture or if required, such approval has been obtained prior to the Account Bank becoming a party to this Indenture.
1.5    The first sentence of clause (a) of Section 8.3 of the Master Indenture is hereby amended and restated in its entirety to read as follows: “The Servicer shall cause to be established and maintained with the Account Bank, in the name of the Paying Agent on behalf of the Indenture Trustee for the benefit of the Noteholders, the Equity Certificateholder and any Series Enhancer, a segregated non-interest bearing account that is a Qualified Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders, the Equity Certificateholder and any Series Enhancer (the “Collection Account”).”
1.6.    Section 8.3 of the Master Indenture is hereby amended by adding a new subsection (e) thereto after clause (d) thereof:
    (e)    For so long as U.S. Bank National Association shall act as Account Bank, it shall be entitled to all of the same rights, protections, indemnities and immunities as the Indenture Trustee hereunder (but for the avoidance of doubt, not the obligations).
1.7.    The Master Indenture is hereby amended by adding a new Section 8.8 after Section 8.7 thereof:
SECTION 8.8 Perfection Representations, Warranties and Covenants.
    The Account Bank agrees, by its acceptance hereof, that (a) any property (whether investment property, financial asset, security, instrument or cash) received by it pursuant to the terms of the Transaction Documents shall at all times be credited to the applicable Trust Account, (b) all property credited to such Trust Account shall be treated as financial assets, and each Trust Account shall be treated as a Securities Account within the meaning of Section 8-501 of the New York UCC, (c) the Account Bank shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such Trust Account, (d) the Account Bank shall comply with entitlement orders originated by the Indenture Trustee without the further consent of the Issuer or any other person or entity, (e) the Account Bank shall not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (f) the Trust Accounts and the property credited thereto shall not be subject to any lien, security interest, encumbrance or right of set-off in favor of the Account Bank or anyone claiming through it (other than the Indenture Trustee), (g) all agreements governing the Trust Accounts shall be governed by the laws of the State of New York and the law of the State of New York shall govern all issues specified in Article 2(1) of The Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (Concluded 5 July 2006), which became effective in the United States of America on April 1, 2017, (h) the Account Bank has, at the time of any agreement governing the Trust Accounts, a place of business in the United States at which any of the activities of the Account Bank are carried on and which alone or together with other offices of the Account Bank or with other persons acting for the Account Bank in the United States or another nation (1) effects or monitors entries to the Trust Accounts, (2) administers payments or corporate actions relating to securities held with the Account Bank or such other persons, or (3) is otherwise engaged in a business or other regular activity of maintaining securities accounts, and (i) the Account Bank’s jurisdiction for purposes of the UCC shall be the State of New York. Terms used in this Section 8.8 that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.
1.8.    Section 12.4 of the Master Indenture is hereby amended by replacing the period at the end of clause (d) thereof with a semi-colon and by adding a new clause (e) thereto as follows:
    (e)    the Account Bank by any Noteholder, the Servicer, the Indenture Trustee or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to a Responsible Officer, by facsimile transmission, electronic transmission or mailed by certified mail, or by other means acceptable to the Account Bank to the Account Bank addressed to it at its Corporate Trust Office.
1.9.    Annex A of the Master Indenture is hereby amended by amending and restating the definitions of “Corporate Trust Office,” “Eligible Institution,” “Indenture Trustee,” “Paying Agent” and “Securities Intermediary” in their entirety as follows:

    “Corporate Trust Office” means (a) when used in respect of the Indenture Trustee for securities transfer purposes and for purposes of presentment and surrender of any Notes for final distribution thereon, U.S. Bank National Association, at 111 Fillmore Ave, St. Paul, MN 55107, Attention: USCC Master Note Trust/Bondholder Services; (b) when used in respect of the Indenture Trustee for all other purposes, the office of the Indenture Trustee at 190 South LaSalle St, 7th Floor, MK-IL-SL7, Chicago, IL 60603, Attention: Global Structured Finance USCC Master Note Trust, or at such other location at which at any particular time its corporate trust business shall be administered, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Transferor); (c) when used in respect of the Owner Trustee, means the corporate trust office of the Owner Trustee in the State of Delaware, which office initially shall be located at Wilmington Trust, National Association, at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Capital Markets, or such other office at such other address in the State of Delaware as the Owner Trustee may designate from time to time by written notice to the Servicer, the Indenture Trustee; (d) when used in respect of the Account Bank, the office of the Account Bank at 190 South LaSalle St, 7th Floor, MK-IL-SL7, Chicago, IL 60603, Attention: Global Structured Finance USCC Master Note Trust, or at such other location at which at any particular time its account bank business shall be administered, or the principal corporate trust office of any successor Account Bank (the address of which the successor Account Bank will notify the parties hereto) and (e) when used in respect of the Securities Intermediary, the office of the Securities Intermediary at 190 South LaSalle St, 7th Floor, MK-IL-SL7, Chicago, IL 60603, Attention: Global Structured Finance USCC Master Note Trust, or at such other location at which at any particular time its securities intermediary business shall be administered, or the principal corporate trust office of any successor Securities Intermediary (the address of which the successor Securities Intermediary will notify the parties hereto).
    “Eligible Institution” shall mean the Indenture Trustee, the Account Bank, the Securities Intermediary or any depository institution (which may be the Owner Trustee) organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which depository institution at all times (a) is a member of the FDIC (other than U.S. Bank Trust Company, National Association) and (b) has (i) a long-term unsecured debt rating in the highest rating category of S&P, Moody’s and, if rated by Fitch, of Fitch or (ii) a short-term rating of A-1+ for purposes of S&P, or in the highest rating category of Moody’s, and if rated by Fitch, of Fitch.
    “Indenture Trustee” shall mean U.S. Bank Trust Company, National Association, a national banking association, in its capacity as trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.
    “Paying Agent” shall mean any paying agent appointed pursuant to Section 2.8 of the Indenture that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and shall be the Indenture Trustee; provided, that if the Indenture Supplement for a Series so provides, a different or additional Paying Agent may be appointed with respect to such Series.
    “Securities Intermediary” shall mean U.S. Bank National Association, a national banking association, in its capacity as securities intermediary under the Indenture, its successors in interest and any successor securities intermediary under the Indenture.
1.10.    Annex A of the Master Indenture is hereby amended by adding a definition for “Account Bank” in proper alphabetical order thereto as follows:
    “Account Bank” means U.S. Bank National Association, a national banking association, any other affiliate of the Account Bank, or any other Eligible Institution which holds the Trust Accounts.
Section 2.    Amendment to the Transfer and Servicing Agreement. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Transfer and Servicing Agreement is hereby amended as follows:
2.1.    The Transfer and Servicing Agreement is hereby amended by amending and restating Sections 4.01(a), (b) and (c) in their entirety as follows:
(a)    The Servicer shall cause to be established and maintained with the Account Bank, in the name of the Paying Agent on behalf of the Indenture Trustee for the benefit of the Noteholders, the Equity Certificateholder and any Series Enhancer, a segregated account in a corporate trust department that is a Qualified Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, the Equity Certificateholder and any Series Enhancer (the “Collection Account”).
(b)    The Servicer shall cause to be established and maintained with the Account Bank in the name of the Paying Agent on behalf of the Indenture Trustee, for the benefit of the Indenture Trustee, the Noteholders, the Equity Certificateholder and any Series Enhancer, a segregated non-interest bearing account that is a Qualified Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, the Equity Certificateholder and any Series Enhancers (the “Excess Funding Account”).

(c)    The Indenture Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Trust Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, the Equity Certificateholder and any applicable Series Enhancers, as the case may be. If, at any time, any Trust Account ceases to be a Qualified Account, the Servicer shall, within ten (10) Business Days, establish a substitute Qualified Account as such Trust Account, instruct the Indenture Trustee, Account Bank or Paying Agent, as applicable, in writing, to transfer any cash and/or any Eligible Investments to such new Trust Account and, from the date any such substitute account is established, such account shall be the Trust Account. Neither the Transferor nor the Servicer, nor any person or entity claiming by, through or under the Transferor or Servicer, shall have any right, title or interest in, or any right to withdraw any amount from, the Trust Accounts except as expressly provided in the Transaction Documents. Pursuant to the authority granted to the Servicer in Section 3.01, the Servicer shall have the power, revocable by the Indenture Trustee (or by the Owner Trustee with the written consent of the Indenture Trustee), to instruct the Indenture Trustee, Account Bank or Paying Agent to make withdrawals and payments from the Trust Accounts for the purposes of carrying out the Servicer’s or the Trust’s duties specified in this Agreement or permitting the Indenture Trustee to carry out its duties under the Indenture and the Indenture Supplements.
All Eligible Investments shall be held by the Paying Agent for the benefit of the Noteholders, the Equity Certificateholder and any applicable Series Enhancers, as the case may be. Funds on deposit in the Trust Accounts shall at the written direction of the Servicer be invested by the Paying Agent solely in Eligible Investments selected by the Administrator that will mature so that such funds will be available at the close of business on or before the Business Day prior to the next Payment Date. Unless otherwise specified in the related Indenture Supplement, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in each Trust Account shall be credited to the Trust Account when received. Annex I, which is hereby incorporated into and made part of this Agreement, identifies the Trust Accounts established by this Agreement by setting forth the account numbers of each account, the account designation of each account and the name of the institution with which such accounts have been established. If a substitute Trust Account is established pursuant to this Section 4.01, the Servicer shall provide to the Owner Trustee and the Indenture Trustee an amended Annex I, setting forth the relevant information for such substitute Trust Account. In the absence of timely and specific written investment direction from the Servicer, the funds on deposit in any Trust Account shall remain uninvested. In no event shall the Indenture Trustee, the Paying Agent, the Account Bank or the Owner Trustee be liable for the selection of investments or for investment losses incurred thereon. None of the Indenture Trustee, the Account Bank or the Paying Agent shall have any liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction.
2.2    The Transfer and Servicing Agreement is hereby amended by adding a new clause (F) to Appendix A in proper alphabetical order as follows:

(F)    in the case of the Account Bank, at its Corporate Trust Office, at the following address:

190 South LaSalle St, 7th Floor, MK-IL-SL7, Chicago, IL 60603, Attention: Global Structured Finance USCC Master Note Trust.
Section 3.    Joinder of Account Bank and Securities Intermediary. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, USBNA hereby agrees to join and become party to the Indenture, as “Account Bank” and as “Securities Intermediary” and shall have the rights, protections and indemnities afforded to, shall comply with the duties and obligations set forth therein with respect to, and shall be bound by the provisions thereof relating to, such capacities.
Section 4.    Conditions Precedent. This Amendment and Supplemental Indenture shall become effective as of the date hereof (the “Effective Date”) upon:
(i)receipt by the Issuer, the Servicer and the Indenture Trustee of evidence of the Requisite Consent as evidenced by the execution by each Holder of the Series 2017-VFN Notes of a counterpart of this Amendment and Supplemental Indenture;
(ii)receipt by the parties hereto of duly executed counterparts of this Amendment and Supplemental Indenture;
(iii)receipt by the Administrative Agent and each Managing Agent of an opinion or opinions of counsel to each of the Indenture Trustee, the Account Bank, the Paying Agent and the Securities Intermediary, reasonably satisfactory in form and substance to the Administrative Agent and its counsel, dated as of the date of this Amendment and Supplemental Indenture, with respect to such matters as the Administrative Agent may reasonably request, which opinion or opinions shall provide comparable coverage regarding such entities as the opinion delivered by counsel to the Indenture Trustee on the Initial Closing Date pursuant to Section 3.1(m) of the Note Purchase Agreement; and

(iv)all of the terms, covenants, agreements and conditions precedent set forth in the Indenture, the Transfer and Servicing Agreement and other Transaction Document to be complied with and performed by USCC, the Transferor, the Issuer, the Servicer, the Originators or the Indenture Trustee, as the case may be, with respect to this Amendment and Supplemental Indenture, by the date hereof have been satisfied or otherwise waived by the Managing Agents.
Section 5.    Representations and Warranties; Covenants.
5.1.    The Issuer hereby represents, warrants and covenants that:
(a)    This Amendment and Supplemental Indenture, the Indenture, and the Transfer and Servicing Agreement, each as amended hereby, constitute legal, valid and binding obligations of it and are enforceable against it in accordance with their terms.
(b)    No event or circumstance has occurred and is continuing which constitutes an Event of Default, Default, Amortization Event, Potential Amortization Event, Trust Amortization Event, or Trust Event of Default.
(c)    No later than February 17, 2023, Issuer shall provide the Administrative Agent and each Managing Agent an opinion of counsel with respect to the creation and perfection of the security interest of the Indenture Trustee (on behalf of the Noteholders) in the Receivables and Related Rights, and the other Series Collateral granted pursuant to the Indenture under the New York UCC (including the Trust Accounts), in form and substance consistent with opinions of counsel previously delivered by the Issuer in connection with the Indenture, including opinions of counsel delivered pursuant to Section 3.6 of the Indenture.
5.2.    The Servicer hereby represents and warrants that:
(a)    This Amendment and Supplemental Indenture, the Indenture and the Transfer and Servicing Agreement, each as amended hereby, constitute legal, valid and binding obligations of it and are enforceable against it in accordance with their terms.
(b)    No event or circumstance has occurred and is continuing which constitutes a Servicer Default or Potential Servicer Default.
5.3.    The Transferor hereby represents and warrants that this Amendment and Supplemental Indenture and the Transfer and Servicing Agreement, as amended hereby, constitute legal, valid and binding obligations of it and are enforceable against it in accordance with their terms.
5.4.    Upon the effectiveness of this Amendment and Supplemental Indenture and after giving effect hereto, the Issuer, the Servicer, the Transferor, the Indenture Trustee and the Account Bank, as applicable, each represents and warrants as to itself, as applicable, that the covenants, representations and warranties of (a) the Issuer set forth the Article III and Section 9.5 of the Series Supplement, (b) the Indenture Trustee set forth in Section 6.13 of the Master Indenture, (c) the Account Bank set forth in Section 6.17 of the Master Indenture, and (d) the Transferor set forth in Section 2.03 and Section 2.04 of the Transfer and Servicing Agreement, are true and correct in all material respects as of the date hereof (unless stated to relate to an earlier date).
Section 6.    Reference to and Effect on the Indenture and the Transfer and Servicing Agreement.
6.1.    Upon the effectiveness of this Amendment and Supplemental Indenture and on and after the date hereof, each reference in (i) the Indenture to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Indenture and its amendments, as amended hereby and (ii) the Transfer and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Transfer and Servicing Agreement and its amendments, as amended hereby.
6.2.    Each of the Indenture and the Transfer and Servicing Agreement, in each case as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, as applicable, shall remain in full force and effect, and are hereby ratified and confirmed.
6.3.    Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment and Supplemental Indenture shall not operate as a waiver of any right, power or remedy of the Indenture Trustee or the Administrative Agent, nor constitute a waiver of any provision of the Indenture, the Transfer and Servicing Agreement or any Transaction Document or any other documents, instruments and agreements executed and/or delivered in connection therewith.
6.4.    The Issuer affirms the liens and security interests created and granted by it in the Transaction Documents and agrees that this Amendment and Supplemental Indenture shall in no manner adversely affect or impair such liens and security interests.

Section 7.    Consent; Waiver; Direction.
(i)    Royal Bank of Canada hereby certifies that it is the Holder of 50% of the Outstanding Amount of the Series 2017-VFN Notes. The Toronto-Dominion Bank hereby certifies that it is the Holder of 50% of the Outstanding Amount of the Series 2017-VFN Notes. By its execution hereof each of the Noteholders (which Noteholders constitute, in the aggregate, 100% of the Holders of the Outstanding Notes) (a) acknowledges its receipt of notice of the contents of this Amendment and Supplemental Indenture, (b) consents to the amendments contained herein, consents to the delivery of the Officer’s Certificate of the Administrator (which certificate shall not be required to contain the statements outlined in Section 12.1(a) of the Master Indenture), (c) hereby waives the requirement under Section 10.2 of the Master Indenture for further written notice setting forth in general terms the substance of this Amendment and Supplemental Indenture, (d) directs the Indenture Trustee to consent to and execute this Amendment and Supplemental Indenture, without receiving the Officer’s Certificates and Opinions of Counsel deliverable in connection with this Amendment and Supplemental Indenture under the Indenture or any other Transaction Document, and (e) hereby agrees to hold the Indenture Trustee harmless against any and all losses and liabilities, damages, claims, actions, suits, or out-of-pocket expenses or costs (including attorney’s fees and other legal expenses) incurred or arising out of or in connection with the actions set forth above taken by the Indenture Trustee pursuant to this authorization and direction.
(ii)    By its execution hereof each of the Managing Agents and the Administrative Agent acknowledges its receipt of the contents of this Amendment and Supplemental Indenture and consents to the amendments contained herein.
Section 8.    Governing Law. THIS AMENDMENT AND SUPPLEMENTAL INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).
Section 9.    Headings. Section headings in this Amendment and Supplemental Indenture are included herein for convenience of reference only and shall not constitute a part of this Amendment and Supplemental Indenture for any other purpose.
Section 10.    Counterparts; Facsimile and Electronic Signatures. This Amendment and Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Amendment and Supplemental Indenture or in any other certificate, agreement or document related to this Amendment and Supplemental Indenture or the other Transaction Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
Section 11.    Entire Agreement. The parties hereto hereby agree that this Amendment and Supplemental Indenture constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.
Section 12.    Fees, Costs and Expenses. The Transferor shall pay on demand all reasonable and invoiced fees and out-of-pocket expenses of (i) Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent, as provided in the Fee Letter, and (ii) Morris James LLP, counsel for the Owner Trustee, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and Supplemental Indenture.
Section 13.    Issuer Order. By its execution hereof, the Issuer hereby (a) authorizes, instructs and directs the Indenture Trustee to execute this Amendment and Supplemental Indenture, (b) authorizes, instructs and directs the Indenture Trustee to execute this Amendment and Supplemental Indenture without receiving an Officer’s Certificate, or an Opinion of Counsel pursuant to the Indenture, the Transfer and Servicing Agreement or any other Transaction Document and (c) agrees that the actions set forth above taken by the Indenture Trustee pursuant to this authorization and direction shall be actions in connection with the administration of the trust created under the Indenture and the performance of its duties thereunder and under the other Transaction Documents within the meaning of Section 6.7(a) of the Indenture and shall not constitute negligence or willful misconduct on the part of the Indenture Trustee.
Section 14.    Acknowledgment. Each party to this Amendment and Supplemental Indenture acknowledges and agrees that, as of the date hereof, (i) the Issuer is in compliance with its obligations under the Master Indenture regarding the maintenance, preservation and priority of the security interest in the Collateral, including for the avoidance of doubt, the covenants in Section 3.5(a)(ii) and Section 3.8(d) of the Master Indenture, and (ii) no breach of the Master Indenture, the Transfer and Servicing Agreement or any other Transaction Document has occurred solely as a result of the assignment by U.S. Bank National Association of its role as Indenture Trustee and Paying Agent under the Transaction Documents to U.S. Bank Trust Company, National Association.

Section 15.    Concerning the Owner Trustee.
(i) It is expressly understood and agreed by the parties hereto that (a) this Amendment and Supplemental Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment and Supplemental Indenture or any other related documents.
(ii) The Transferor, as Equity Certificateholder, hereby authorizes, empowers and directs the Owner Trustee, in the name and on behalf of the Issuer, to execute and deliver this Amendment and Supplemental Indenture and each other document, instrument or writing (including, without limitation, any Issuer Order) as may be necessary or convenient in connection with the transactions contemplated hereby. The Transferor, as Equity Certificateholder, hereby waives any notice in connection with the foregoing and hereby certifies and confirms that (x) it is the sole Equity Certificateholder, (y) the foregoing direction and actions are necessary, suitable, or convenient in connection with the matters described in Section 2.03 of the Trust Agreement, and do not violate or conflict with, are not contrary to, are contemplated and authorized by, and are consistent and in accordance and compliance with the Trust Agreement and the Transaction Documents and the obligations of the Issuer and the Owner Trustee under the Trust Agreement and the Transaction Documents, and (z) the foregoing direction and the execution and delivery of such documents are covered by the indemnifications provided under the Trust Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment and Supplemental Indenture as of the date first written above.

USCC MASTER NOTE TRUST, as the Issuer

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee on behalf of USCC Master Note Trust,

By:	/s/ Rachel L. Simpson
Name:	Rachel L. Simpson
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Account Bank and Securities Intermediary

By:	/s/ Matthew M. Smith
Name:	Matthew M. Smith
Title:	Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee and Paying Agent

By:	/s/ Matthew M. Smith
Name:	Matthew M. Smith
Title:	Vice President

USCC SERVICES, LLC, as Services

By:	/s/ John M. Toomey
Name:	John M. Toomey
Title:	Authorized Person

USCC RECEIVABLES FUNDING LLC, as Transferor

By:	/s/ Douglas W. Chambers
Name:	Douglas W. Chambers
Title:	Executive Vice President, CFO and Treasurer

Consent to Omnibus Amendment No. 3 to Transfer and Servicing Agreement and Supplemental Indenture No. 5 to Master Indenture:

ROYAL BANK OF CANADA
as Administrative Agent

By:	/s/ Kevin P Wilson
Name:	Kevin P Wilson
Title:	Authorized Signatory

By:	/s/ Ross Shaiman
Name:	Ross Shaiman
Title:	Authorized Signatory

ROYAL BANK OF CANADA
as a Noteholder

By:	/s/ Kevin P Wilson
Name:	Kevin P Wilson
Title:	Authorized Signatory

By:	/s/ Ross Shaiman
Name:	Ross Shaiman
Title:	Authorized Signatory

ROYAL BANK OF CANADA
as a Managing Agent

By:	/s/ Kevin P Wilson
Name:	Kevin P Wilson
Title:	Authorized Signatory

By:	/s/ Ross Shaiman
Name:	Ross Shaiman
Title:	Authorized Signatory

THE TORONTO-DOMINION BANK
as a Noteholder

By:	/s/ Jamie Giles
Name:	Jamie Giles
Title:	Managing Director

THE TORONTO-DOMINION BANK,
as a Managing Agent

By:	/s/ Jamie Giles
Name:	Jamie Giles
Title:	Managing Director